UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

VEMANTI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56266	46-5317552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Share Exchange Agreement

On April 1, 2024, Vemanti Group, Inc., a Nevada corporation (the “Company”), entered into and consummated the transactions contemplated by a share exchange agreement (the “Share Exchange Agreement”) by and among the Company, Mr. Tan Tran, as the sole holder of the Company’s Series A Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), VinHMS Pte. Ltd., a Singapore private company limited by shares (“VinHMS”), and Mr. Hoang Van Nguyen and Asian Star Trading & Investment Pte. Ltd. (“Asian Star”), the sole shareholders of VinHMS (the “Shareholders”).

VinHMS is a technology solutions provider specializing in digital transformation for the hospitality industry across Southeast Asia. VinHMS’s native cloud-based platforms focus on reducing overall costs, streamlining processes, enhancing operational efficiency, accelerating new innovations, improving guest experiences, and increasing financial performance for hotel operators utilizing artificial intelligence (AI), machine learning (ML), and proprietary advanced algorithms. In addition to its flagship hospitality management solution, CiHMS, VinHMS offers a suite of products, including asset management (CiAMS), theme park management (CiTMS), and a digital transformation solution for small hotels (CiTravel).

Pursuant to the terms of the Share Exchange Agreement, Mr. Tran contributed all of his shares of Series A Preferred Stock to the Company in exchange for eight hundred thousand (800,000) newly issued shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). The Shareholders transferred all the issued and outstanding shares of VinHMS to the Company in exchange for (i) the issuance of nine million two hundred thousand (9,200,000) newly issued shares of Series B Preferred Stock, which shares were issued pro rata to each Shareholder based on their VinHMS shareholdings, and (ii) the issuance to the Shareholders of all forty million (40,000,000) authorized shares of Series A Preferred Stock, which shares were issued pro rata to each Shareholder based on their VinHMS shareholdings.

The Series B Preferred Stock has a conversion rate of twenty-six (26) shares of the Company’s common stock, par value $0.0001 (“Common Stock”) to one (1) share of Series B Preferred Stock. Pursuant to the terms of the Certificate of Designation of the Series B Preferred Stock, the Company cannot take certain actions without the prior written consent of the holders of not less than two-thirds of the then total outstanding shares of Series B Preferred Stock, including issuing any indebtedness other than in the ordinary course of business, effecting a sale of assets of the Company in excess of 51% of the total assets of the Company or acquiring a company or assets in excess of 51% of the total assets of the Company. For the complete rights and preferences of the Series B Preferred Stock, reference is made to the Certificate of Designation filed as an exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on March 28, 2024.

As a result of these transactions, VinHMS is now a wholly-owned subsidiary of the Company and, due to the Shareholders’ collective ownership of (i) all of the issued and outstanding Series A Preferred Stock, each share of which carries ten (10) votes for each share of Common Stock outstanding, and (i) 92% of the issued and outstanding Series B Preferred Stock, each share of which carries twenty-six (26) votes for each share of Common Stock outstanding, the Shareholders now have beneficial control of the Company and have voting control over any shareholder vote.

Pursuant to the terms of the Share Exchange Agreement, Mr. Tran resigned as Chief Executive Officer and President of the Company and accepted an appointment as Chief Strategy Officer pursuant to the terms of the Tran Employment Agreement (defined below). Mr. Nguyen was appointed as Chief Executive Officer of the Company, pursuant to the terms of the Nguyen Employment Agreement (as defined below).

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Mr. Tran remains on the board of directors of the Company (the “Board”), Ms. Trinh Tuyet Mai Le was appointed to the Board effective April 1, 2024. Under the terms of the Share Exchange Agreement, Mr. Nguyen will also be appointed to the Board; however, he entered into an agreement with the Company (the “Board Agreement Letter”) to delay his appointment to the Board. Mr. Nguyen’s appointment as a director will become effective upon the expiration of all applicable waiting periods under Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder.

The Share Exchange Agreement contains covenants, representations and warranties that are customary for transactions of this type. The Share Exchange Agreement also contains certain covenants and agreements of the parties pertaining to post-closing matters, including, among others, covenants providing for (i) the repayment by the Company no later than thirty (30) days after April 1, 2024, of the amount of indebtedness, and all accrued but unpaid interest, due to Mr. Tran pursuant to that certain Loan Agreement, dated August 6, 2021, by and between the Company and Mr. Tran, (ii) an intercompany services agreement to be entered into between the Company and VinHMS no later than twenty-five (25) business days after April 1, 2024, and (iii) the transfer all of the equity interests of VoiceStep Telecom, LLC, a wholly-owned subsidiary of the Company (“VoiceStep”) to Mr. Tran effective as of April 2, 2024.

The Company, Mr. Tran and the Shareholders will indemnify each other for any indemnification claims brought within one (1) year from April 1, 2024, in relation to certain fundamental representations and warranties, including, among others, title and ownership of the securities exchanged pursuant to the transactions contemplated by the Share Exchange Agreement. This indemnification will be capped at one million dollars ($1,000,000), which amount is payable in Series B Preferred Stock or cash, at the election of the indemnifying party, and subject to a de minimus exclusion of claims under two thousand dollars ($2000) and a tipping basket of twenty thousand dollars ($20,000).

The preceding summary of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  The preceding summary of the Board Agreement Letter does not purport to be complete and is qualified in its entirety by reference to the Board Agreement Letter, a copy of which is filed as Exhibit 10.14 hereto and is incorporated herein by reference.

Certain Related Agreements

Lock-Up Agreement

In connection with the Share Exchange Agreement, the Company entered into a lock-up agreement (the “Lock-Up Agreement”) with each of Mr. Tran and the Shareholders. The Lock-Up Agreement provides that the Series B Preferred Stock is subject to an twelve (12) month lock-up on transferring, selling or converting the Series B Preferred Stock into shares of Common Stock until April 1, 2025, subject to (i) early release upon the Company up-listing to a national securities exchange, and (ii) certain limited permitted transfers where the recipient takes the securities subject to the restrictions in the Lock-Up Agreement.

The preceding summary of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the Form Lock-Up Agreement, a copy of which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

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Registration Rights Agreement

In connection with the Share Exchange Agreement, the Company entered into a registration rights agreement (“Registration Rights Agreement”) with each of Mr. Tran and the Shareholders. Pursuant to the Registration Rights Agreement, the Company granted (a) the holders of a majority of the Registrable Securities three (3) demand registration rights and (b) each holder piggy-back registration rights, subject to customary exceptions. The holders also have the right at any time to request the Company to register their shares on a Form S-3 or similar short form registration statement that might be available. “Registrable Securities” are the (i) shares of Common Stock issuable upon conversion of the Series B Preferred Stock, (ii) any outstanding Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a holder as of the date of the Registration Rights Agreement, and (iii) any other equity security of the Company issued or issuable with respect to any such Common Stock by way of a share dividend or share split or in connection with the combination of shares, recapitalization, merger, consolidation or reorganization that are held by the parties thereto from time to time.

The obligations of the Company shall terminate upon the earlier of April 1, 2029, the date all the Registrable Securities have been sold or the holders are permitted to sell under Rule 144 without limitation as to the amount or manner of sale.

The preceding summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.15 hereto and is incorporated herein by reference.

Pursuant to the terms of the Lock-up Agreement, which prevent the conversion of the Series B Preferred Stock until the expiration of the Lock-Up Period, effectively no registration rights can be exercised under the Registration Rights Agreement until the end of the Lock-Up Period.

LLC Transfer Agreement

In connection with the provisions of the Share Exchange Agreement, the Company and Mr. Tran entered into a LLC Membership Interest Transfer Agreement, dated April 1, 2024, pursuant to which the Company transferred all of the membership interests in VoiceStep to Mr. Tran, effective as of April 2, 2024, in exchange exchange for Mr. Tran’s services with regards to winding down the VoiceStep business and the potential dissolution of VoiceStep.

The preceding summary of the LLC Membership Interest Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the LLC Membership Interest Transfer Agreement, a copy of which is filed as Exhibit 10.16 hereto and is incorporated herein by reference.

Employment Agreements

In connection with the Share Exchange Agreement, on April 1, 2024, the Company and Mr. Nguyen entered into an employment agreement (the “Nguyen Employment Agreement”).

Pursuant to the terms of the Nguyen Employment Agreement, Mr. Nguyen will receive an annualized base salary of one hundred and twenty thousand dollars ($120,000) and will be eligible for an annual incentive bonus as determined by the Board. In the event of Mr. Nguyen’s termination without “cause” (as defined in the Nguyen Employment Agreement) he will be entitled to severance of two months of base salary continuation, payable in substantially equal monthly installments over a period of two (2) months following Mr. Nguyen’s termination.

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The description of the Nguyen Employment Agreement in this Item 1.01 is qualified in its entirety by reference to the terms of the Nguyen Employment Agreement, which is filed as Exhibit 10.17 hereto and is incorporated herein by reference.

On April 1, 2024, the Board appointed Mr. Tan Tran as Chief Strategy Officer of the Company. On April 1, 2024, the Company and Mr. Tran entered into an employment agreement (the “Tran Employment Agreement”).

Pursuant to the terms of the Tran Employment Agreement, Mr. Tran will receive a salary of $540,000 (the “Base Salary”) for a term of three (3) years, payable at the rate of $180,000 per year, and will be eligible for an annual incentive bonus as determined by the Board. In the event of Mr. Tran’s termination without “cause” (as defined in the Tran Employment Agreement) he will be entitled to receive the remaining unpaid portion of his Base Salary, if any, payable in a lump sum on the date of termination.

The description of the Tran Employment Agreement in this Item 1.01 is qualified in its entirety by reference to the terms of the Tran Employment Agreement, which is filed as Exhibit 10.18 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 above is incorporated herein by reference.

The issuance of the Series A Preferred Stock and the Series B Preferred Stock pursuant to the Stock Exchange Agreement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below.

Item 5.01 Changes In Control of Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

As more fully described in Item 1.01 above, as consideration for all of the equity interests in VinHMS the Company issued (i) forty million (40,000,000) shares of Series A Preferred Stock in the aggregate to the Shareholders, consisting of fourteen million (14,000,000) shares to Mr. Nguyen and twenty-six million (26,000,000) shares to Asian Star; and (ii) nine million two hundred thousand (9,200,000) shares of Series B Preferred Stock to the Shareholders, with three million two hundred and twenty thousand (3,220,000) shares to Mr. Nguyen and five million nine hundred and eighty thousand (5,980,000) shares to Asian Star. Upon these issuances, Asian Star gained voting control over more than fifty-six percent (56%) of the Common Stock on an as-converted, fully diluted basis. As a result, Asian Star is able to unilaterally control the election of the Board, all matters upon which shareholder approval is required and, ultimately, the direction of the Company.

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The Shareholders and Mr. Tran may convert their shares of Series B Preferred Stock into Common Stock at any time after the expiration of the Lock-Up Agreement. Their ability to convert is restricted by the terms of the Series B Preferred Stock, in that the Company may refuse to convert any portion of Series B Preferred Stock to the extent that after giving effect to such conversion, any such holder, together with any affiliate thereof, would beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, in excess of 9.99% of the number of shares of Common Stock outstanding, immediately after giving effect to such conversion.

In addition, once Mr. Nguyen’s appointment to the Board becomes effective, the Company will have changed more than fifty percent (50%) of the members of the Board as discussed in more detail in Item 1.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above is incorporated herein by reference.

Mr. Nguyen, age 45, serves as the Chief Executive Officer of VinHMS Software Production and Trading Joint Stock Company (Vietnam), a software company that specializes in providing high-quality technology products for optimizing the business activities of enterprises, a position he has held form December of 2018 to the present. Before founding VinHMS (Vietnam), Hoang was the first Solution Architect of Amazon Web Services Vietnam, responsible for helping Vietnamese organizations of all shapes and sizes to architect advanced cloud-based solutions. Prior to AWS in 2017, he spent five (5) years as founder and CEO of Simple Solutions, the only ASEAN startup that was funded by Coca-Cola Founders, an entrepreneurship program designed by Coca-Cola to help founders build & scale startups. Prior to these roles, Hoang was the CTO/Founder of Sysnify in Houston, a startup that provided management solutions for United Supermarket, a supermarket chain with more than 90 stores in Texas. Hoang also spent close to 10 years in Houston building enterprise applications for Fortune 500 corporations such as BP, HP, American Airlines, NASCAR and Delhaize. Mr. Nguyen holds a B.S. degree from the University of Polytechnics in Vietnam and a M.S. degree from the University of Houston-Clear Lake.

Ms. Le has served as the Deputy Chief Executive Officer responsible for Information Technology at VinFAST Auto Ltd. since October 2022. She has also served as Chief Executive Officer of VIN3S Joint Stock Company since May 2021 and Chief Information Officer at Vingroup Joint Stock Company from November 2015 to May 2021. Prior to these roles, Ms. Le was Country Leader at Deloitte Consulting Vietnam from January 2011 to November 2015 and Senior Manager at Deloitte Consulting Southeast Asia from January 2005 to January 2011. She received her bachelor’s degree in English linguistics from Vietnam National University Ho Chi Minh City.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(3) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by the registrant by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by the registrant by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

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(d) Exhibits

Exhibit Number	Description

2.1*	Share Exchange Agreement, dated April 1, 2024, by and among Vemanti Group, Inc., Mr. Tan Tran, VinHMS Pte. Ltd., Mr. Hoàng Văn Nguyễn and Asian Star Trading & Investment Pte. Ltd.

4.2	Lock-Up Agreement, dated April 1, 2024, by and among Vemanti Group, Inc., Mr. Tan Tran, Mr. Mr. Hoàng Văn Nguyễn and Asian Star Trading & Investment Pte. Ltd.

10.14	Board Agreement Letter, dated April 1, 2024, by and between Vemanti Group, Inc. and Mr. Mr. Hoàng Văn Nguyễn.

10.15	Registration Rights Agreement, dated April 1, 2024, by and among Vemanti Group, Inc., Mr. Tan Tran, VinHMS Pte. Ltd., Mr. Mr. Hoàng Văn Nguyễn and Asian Star Trading & Investment Pte. Ltd.

10.16	LLC Membership Interest Transfer Agreement, dated April 1, 2024, by and between Vemanti Group, Inc. and Mr. Tan Tran.

10.17	Employment Agreement, dated April 1, 2024, by and between Vemanti Group, Inc. and Mr. Mr. Hoàng Văn Nguyễn.

10.18	Employment Agreement, dated April 1, 2024, by and between Vemanti Group, Inc. and Mr. Tan Tran.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2) or 601(a)(5), as applicable. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VEMANTI GROUP, INC.

Dated: April 5, 2024	By:	/s/ Tan Tran
		Name:	Tan Tran
		Title:	Chief Strategy Officer

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